UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2014

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida		32224
(Address of principal executive offices)		(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 15, 2014, Landstar System, Inc. (the “Company”) announced the promotion of L. Kevin Stout to the position of Vice President, Chief Financial Officer and Assistant Secretary of the Company, effective December 29, 2014, the first business day of the Company’s 2015 fiscal year. Effective with his promotion, Mr. Stout’s annual salary has been increased to $250,000 from $190,000 and his annual target bonus percentage has been increased to 65% from 30% of his annual salary.

A press release announcing these changes was issued by the Company on December 15, 2014, a copy of which is included as Exhibit 99.1 hereto and hereby incorporated by reference.

Item 9.01	Exhibits

Exhibit 99.1    Press Release of Landstar System, Inc., dated December 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: December 15, 2014	By:	/s/ James B. Gattoni
Name: James B. Gattoni
Title: President and Chief Financial Officer